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                                                                     Exhibit 5.2


                                                               November 26, 2003



Diageo plc,
      8 Henrietta Place,
           London W1G 0NB, England.

Diageo Investment Corporation,
      6 Landmark Square,
           Stamford, CT 06901-2704,
                United States.

Diageo Capital plc,
      Edinburgh Park, 5 Lochside Way,
           Edinburgh EH12 9DT, Scotland.

Diageo Finance B.V.,
      Molenwerf 10-12,
           1014 BG Amsterdam,
                The Netherlands.



Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933 (the "Act") of (i) guaranteed debt securities (the "Guaranteed Debt Securities") of Diageo Investment Corporation, a Delaware corporation ("DIC"), Diageo Capital plc, a Scottish corporation ("DC"), and Diageo Finance B.V., a Dutch corporation ("DF"),


     Sullivan & Cromwell LLP is a registered limited liability partnership established under the laws of the State of New York. The personal liability of our partners is limited to the extent provided in such laws. Additional information is available upon request or at www.sullcrom.com.

     A list of the partners' names and professional qualifications is available for inspection at the above address. All partners are either registered foreign lawyers in England and Wales or solicitors. Regulated by the Law Society.





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                                      -2-




Diageo plc
Diageo Investment Corporation
Diageo Capital plc
Diageo Finance B.V.

unconditionally guaranteed as to the payment of principal, premium (if any) and interest, by Diageo plc, an English corporation ("Diageo"), (ii) debt securities of Diageo (the "Diageo Debt Securities", and, together with the Guaranteed Debt Securities, the "Debt Securities"), (iii) debt warrants (the "Debt Warrants"),
(iv) equity warrants, (v) purchase contracts (the "Purchase Contracts", and, together with the Guaranteed Debt Securities and the Debt Warrants, the "Securities"), (vi) units, (vii) preference shares and (viii) ordinary shares of Diageo, with an aggregate initial offering price of up to $7,000,000,000 (or the equivalent thereof in another currency or composite currency) for all of the foregoing securities, we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion:

     (1) With respect to the Debt Securities and the Guarantees, when the Registration Statement, as amended, has become effective under the Act, the Indenture relating to the Diageo Debt Securities has been duly authorized, executed and delivered, the Indenture relating to the Guaranteed Debt Securities of DF has been duly authorized, executed and delivered, the terms of the Debt Securities and the Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture relating to the Debt Securities so as not to violate any applicable law or result in a default



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                                      -3-




Diageo plc
Diageo Investment Corporation
Diageo Capital plc
Diageo Finance B.V.

under or breach of any agreement or instrument binding upon DC, DF, DIC or Diageo, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DC, DF, DIC or Diageo, as applicable, the Debt Securities and the Guarantees have been duly executed and, in the case of the Debt Securities, authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, as amended, the Debt Securities and the Guarantees will constitute valid and legally binding obligations of DC, DF, DIC or Diageo, as applicable, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (2) With respect to the Debt Warrants, when the Registration Statement, as amended, has become effective under the Act, the debt warrant agreements relating to the Debt Warrants have been duly authorized, executed and delivered, the terms of the Debt Warrants and of their issuance and sale have been duly established in conformity with the applicable debt warrant agreements so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Diageo and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Diageo, and the Debt Warrants have been duly executed and authenticated in accordance with the applicable debt



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                                      -4-


Diageo plc
Diageo Investment Corporation
Diageo Capital plc
Diageo Finance B.V.


warrant agreements and issued and sold as contemplated in the Registration Statement, the Debt Warrants will constitute valid and legally binding obligations of Diageo, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (3) With respect to the Purchase Contracts, when the Registration Statement, as amended, has become effective under the Act, the purchase contract agreements relating to the Purchase Contracts, as applicable, have been duly authorized, executed and delivered, the terms of the purchase contract agreements and of their issuance and sale have been duly established in conformity with the applicable Purchase Contracts so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Diageo and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Diageo, and the Purchase Contracts have been issued and sold as contemplated in the Registration Statement, the Purchase Contracts will constitute valid and legally binding obligations of Diageo, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.



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                                      -5-


Diageo plc
Diageo Investment Corporation
Diageo Capital plc
Diageo Finance B.V.

     We note that, as of the date of this opinion, a judgment for money in an action based on a Security or a Guarantee denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security or a Guarantee is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security or a Guarantee denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security or Guarantee would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security or Guarantee is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For purposes of our opinion, we have assumed that (i) Diageo has been duly incorporated and is an existing Company under laws of England and Wales and (ii) the Indentures relating to the Guaranteed Debt Securities of DC, DF and DIC have been or will be duly authorized, executed and delivered by Diageo insofar as the laws of England are concerned. With respect to all matters of English law, we note



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                                      -6-


Diageo plc
Diageo Investment Corporation
Diageo Capital plc
Diageo Finance B.V.


that you are being provided with the opinion, dated the date hereof, of Slaughter and May, English counsel to Diageo. For purposes of our opinion, we have also assumed that (i) DC has been duly incorporated and is an existing Company under the laws of Scotland and (ii) the Indenture relating to the Guaranteed Debt Securities of DC has been duly authorized, executed and delivered by DC insofar as the laws of Scotland are concerned. With respect to all matters of Scottish law, we note that you are being provided with the opinion, dated the date hereof, of Morton Fraser, Scottish counsel to Diageo and DC. For purposes of our opinion, we have also assumed that (i) DF has been duly incorporated and is an existing Company under the laws of The Netherlands and
(ii) the Indenture relating to the Guaranteed Debt Securities of DF will be duly authorized, executed and delivered by DF insofar as the laws of The Netherlands are concerned. With respect to all matters of Dutch law, we note that you are being provided with the opinion, dated the date hereof, of Houthoff Buruma, Dutch counsel to Diageo and DF.

     Also, we have relied as to certain matters on information obtained from public officials, officers of DC, DF, DIC and Diageo and other sources believed by us to be responsible, and we have assumed that the Indentures relating to the Guaranteed Debt Securities of DC, DF and DIC have been or will be duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.



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                                      -7-


Diageo plc
Diageo Investment Corporation
Diageo Capital plc
Diageo Finance B.V.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.


                                                         Very truly yours,



                                                         Sullivan & Cromwell LLP